UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 23, 2005

AMERICAN INTERNATIONAL VENTURES, INC.

(Exact name of Registrant as specified in charter)

       Delaware

          000-30368

22-3489463

(State of Incorporation)    Commission File No.  (I.R.S. Employer ID Number)

6 Glory Lane, Wantage, New Jersey 07461-0326

(Address of principal executive offices)         (Zip Code)

Registrant's telephone number (973) 335-4400

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Item 1.01  Entry into a Material Definitive Agreement.

On September 23, 2005, the Company completed an Exploration and Option to Enter Joint Venture Agreement (“Agreement”) with Electrum Resources LLC, a Cayman Islands limited liability company (“Electrum”). The Agreement relates to the Company’s Bruner mining claims located in Nye County, Nevada.

Subject to certain conditions therein, Electrum has agreed to incur annual expenditures in respect of the Bruner property in the amount of $250,000, $500,000, and $2,250,000 in the first, second and third years following the date of the Agreement, respectively (“Expenditure Obligations”).

In consideration of Electrum’s performance of its Expenditure Obligations, AIVN granted to Electrum the option and right to earn and vest an undivided 65% interest in the Bruner mining claims, and to form a joint venture (the “Joint Venture”) for purposes of the management and ownership of the Bruner mining claims. The Joint Venture will be governed by a definitive mining venture agreement the form of which has been agreed to by the parties (“Operating Agreement”). Electrum will be the initial manager of the Joint Venture and will have control of the activities and operations of the Joint Venture. Electrum can earn an additional 10% in the Joint Venture by successfully completing, at its expense, a positive bankable feasibility study. The study must be commenced within five years from completion of its Expenditure Obligations, and completed within five years from commencement. The bankable feasibility study is a document prepared by independent professionals stating all of the technical, engineering and financial aspects of the project in sufficient detail whereby a bank or other lending institutions, in conjunction with their own investigations, can determine whether or not they will finance the mining project. If Electrum funds the Company’s share of future development costs of the Bruner property, Electrum will earn an additional 5% in the property. Electrum paid the Company the sum of $15,000 at closing, and agreed to pay the Company the sum of $25,000 on each anniversary of the effective date until it has completed its Expenditure Obligations.  The term of the Agreement is five years. If Electrum fails to timely incur or pay its Expenditure Obligations, timely commence and complete the stated feasibility study, or otherwise terminates the Agreement, it will forfeit its rights and interests in and to the Bruner property and Joint Venture.

Prior to the Agreement, the Company owned 28 patented claims totaling 560 acres and 41 unpatented claims totaling 820 acres for an initial land position of 1,380 acres located in the heart of the Bruner mining district. These claims are subject to a 2% net smelter return in favor of the prior owner. Electrum has staked in the Company’s name but subject to the Agreement, 67 additional unpatented mining claims totaling approximately 1340 additional acres. Electrum will be responsible for the cost of maintaining the unpatented mining claims in good standing.

The exploration activities contemplated by the Agreement will explore potential gold bearing targets at depths greater than 500 feet. In order to commence the exploration activities, Electrum will be required to obtain requisite permits from the US Bureau of Land Management.

In connection with the transaction, Electrum also purchased in a private placement transaction 2,000,000 shares of the Company’s common stock for an aggregate purchase price of $200,000. The Company also issued to Electrum two stock purchase warrants each to acquire 1,000,000 shares of the Company’s common stock at an exercise price of $0.20 per share. The two warrants expire 2 and 4 years from the closing date, respectively, except that, if Electrum forfeits its rights under the Agreement and Joint Venture, the warrants automatically expire. The warrant price is subject to adjustment, and among other terms,  as provided in the warrant instrument. The Company also is required to register with the Securities and Exchange Commission the common stock and common stock underlying the warrants under certain circumstances.

The description of the transactions with Electrum as described hereinabove are qualified in its entirety by the Exploration and Option to Enter Joint Venture Agreement and related agreements which are attached as exhibits to the Form 8-K.

Item 3.02  Sale of Unregistered Securities.

In connection with the Electrum transaction, Electrum purchased in a private placement transaction 2,000,000 shares of the Company’s common stock for an aggregate purchase price of $200,000. The Company also issued to Electrum two stock purchase warrants each to acquire 1,000,000 shares of the Company’s common stock at an exercise price of $0.20 per share. The two warrants expire 2 and 4 years from the closing date, respectively, except that, if Electrum forfeits its rights under the Agreement and Joint Venture, the warrants automatically expire.

The private placement was exempt from registration pursuant to Section 3(b) and 4(2) of the Securities Act of 1933, as amended (the “Act”), including Rule 506 of Regulation D promulgated under the Act. Electrum represented that it was an “accredited investor” as defined under Regulation D, and represented its intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof and, appropriate legends were affixed to the share certificates issued in such transactions. No advertisement or general solicitation was used in connection with any offer or sale of such securities.

Item 5.01  Change in Control Of Registrant.

     The following  table sets  forth,  as of the date of September 24, 2005,  the stock ownership of each person known by the Company to be the beneficial owner of five percent or more of the  Company's  Common  Stock,  each  executive  officer  and director individually and all executive officers and directors of the Company as a group as of such date.  No other class of voting securities is outstanding.  Each person is believed to have sole voting and investment power over the shares except as noted. The following information is based upon 20,145,044 shares of common stock of the Company which are issued and outstanding as of September 24, 2005. Except as otherwise noted, the address for each party is 6 Glory Lane, Sussex, New Jersey 07461-0326, the address of the Company.

    Security ownership of former and current officers and directors.

                                  Name and                              Amount and

                                  Address of                             Nature of

                                  Beneficial                              Beneficial                      Percent

Title of Class             Owner                                   Owner(1)                        of Class

Common          Myron Goldstein(2)(8)

   871,000

4.3%

Common           James Duff(3)(8)

   550,000

2.7%

Common          Jack Wagenti(4)(8)

1,800,000

8.8%

Common          Arthur deWitt Ackerman(5)(8)

1,292,500

6.3%

Common          Walter Salvadore, Jr.(6)(8)

   510,000

2.5%

Common          Brian G. Russell(7)(8)

   350,000

1.7%

Common          Jonathan Downs(9)

1,400,000

6.9%

Common          Emanuel Ploumis(10)

1,500,000

7.5%

Common          Steven R. Davis(11)

   300,000

<1%

Common          Electrum Resources, LLC(12)

2,000,000

9.9%

Officers and

Directors as a group

Common

(6 persons)(8)

5,123,500

23.0%

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(1). “Beneficial ownership" means having or sharing, directly or indirectly (i) voting power, which includes the power to vote or to direct the voting, or (ii) investment power, which includes the power to dispose or to direct the disposition, of shares of the common stock of an issuer. The definition of beneficial ownership includes shares underlying options or warrants to purchase common stock, or other securities convertible into common stock, that currently are exercisable or convertible or that will become exercisable or convertible within 60 days. Unless otherwise indicated, the beneficial owner has sole voting and investment power.

(2). Mr. Goldstein is Chairman of the Company.

(3). Mr. Duff resigned as President and Chief Executive Officer of the Company on September 6, 2005.

(4). Mr. Wagenti is Chief Financial Officer, Secretary, Treasurer, and a Director of the Company. The amount includes 500,000 shares of common stock held individually by Mr. Wagenti and 1,000,000 shares of common stock held by Mr. Wagenti’s spouse. Mr. Wagenti disclaims beneficial ownership of the shares held by his spouse.

(5). Mr. Ackerman is a Director of the Company. The includes 421,500 shares held individually by Mr. Ackerman, 71,500 held by an affiliate of Mr. Ackerman, and 500,000 shares held by Mr. Ackerman’s spouse. Mr. Ackerman disclaims beneficial ownership of the shares held by his spouse and the affiliate.

(6). Mr. Salvadore is a Director of the Company, and the amount includes 30,000 shares held by Mr. Salvadore’s daughter.

(7). Mr. Russell is a Director of the Company.

(8). The amount for each party include stock options to acquire 300,000 shares of common stock of the Company which were granted to the Company’s officers and directors in January 2005.

(9). Mr. Downs’ address is 27 Bush Road, Denville, New Jersey 07834.

(10). Mr. Ploumis’ address is 242 Top Hill Road, West Chester, Pennsylvania 19383.

(11). Mr. Davis was appointed President and Chief Executive Officer of the Company on September 15, 2005. The amount represents 300,000 stock options granted to Mr. Davis.

(12). Electrum Resources, LLC’s address is 720 Faith Avenue, Ashland, Oregon 97520. The amount excludes stock warrants held by Electrum Resources, LLC to acquire 2,000,000 shares of the Company’s common stock.

Item 9.01 Financial Statements and  Exhibits.

Exhibit Number

Description

10.16

Securities Purchase Agreement dated as of September 20, 2005 among American

International Ventures, Inc. and Electrum Resources LLC.

10.17

Investor Rights Agreement dated as of September 20, 2005, by and between American International Ventures, Inc. and Electrum

Resources LLC.

10.18

Stock Purchase Warrant in favor of Electrum Resources LLC.

10.19

Stock Purchase Warrant in favor of Electrum Resources LLC.

10.10

Exploration and Option to Enter Joint Venture Agreement is made effective as of September 1, 2005.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American International Ventures, Inc.

/s/ Myron Goldstein                                   September 29, 2005

Myron Goldstein

Chairman

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